                            INDEMNIFICATION AGREEMENT


         INDEMNIFICATION AGREEMENT, dated as of April 20, 2000 (the "Agreement"), by and between Complete Business Solutions, Inc., a Michigan corporation (the "Company"), CDR-COOKIE Acquisition, L.L.C., a Delaware limited liability company ("CDR-Cookie VI"), CDR-COOKIE, VI-A, a Delaware limited liability company ("CDR-Cookie VI-A", and together with CDR-Cookie VI, the "Purchasers"), and Clayton, Dublier & Rice, Inc., a Delaware corporation ("CD&R").

         WHEREAS, the Purchasers are (i) initially purchasing (the "Initial Stock Purchase") from the Company (x) an aggregate of 100,000 shares of its Series A Participating Convertible Preferred Stock, no par value (the "Preferred Stock"), and (y) warrants to purchase an aggregate of 3 million shares of the common stock, no par value, of the Company (the "Common Stock") at an exercise price of $25 per share (the "25 Warrant"), and (ii) following receipt of Shareholder Approval (as defined below), are purchasing (the "Subsequent Stock Purchase" and together with the Initial Stock Purchase, the "Company Stock Purchase") (x) an aggregate of an additional 100,000 shares of Preferred Stock and (y) additional 25 Warrants to purchase 500,000 shares of Common Stock and warrants to purchase an aggregate of 1.8 million shares of Common Stock at an exercise price of $31 per share, (the "31 Warrant" and, together with the 25 Warrant, the "Warrants"), in each case pursuant to the Stock Purchase Agreement, dated as of March 17, 2000 between the Company and the Purchasers (the "Stock Purchase Agreement");

         WHEREAS, in connection with the solicitation by the Company of proxies of its stockholders to vote in favor of the Subsequent Stock Purchase (the "Shareholder Approval"), the Company shall prepare and file with the Securities and Exchange Commission (the "Commission") a proxy statement on Schedule 14A (as the same may be amended from time to time, the "Proxy Statement");

         WHEREAS, immediately following the Initial Stock Purchase, the Purchasers will be significant stockholders of the Company and persons appointed by the Purchasers will serve on the Board of Directors of the Company;

         WHEREAS, the sole member of CDR-Cookie VI is Clayton, Dubilier & Rice Fund VI Limited Partnership, a Cayman Islands exempted limited partnership ("CD&R Fund VI"), and the sole member of CDR-Cookie VI-A is Clayton, Dubilier & Rice Fund VI-A Limited Partnership, a Cayman Islands exempted limited partnership (together with CD&R Fund VI and any other investment vehicle managed by CD&R, the "CD&R Fund"), and the CD&R Fund is managed by CD&R, and the general partner of the CD&R Fund is CD&R Associates VI Limited Partnership, a Cayman Islands exempted limited partnership (together with any general partner of any other investment vehicle managed by CD&R, "CD&R Associates"), and the general partner of CD&R Associates is CD&R Investment Associates VI, Inc., a Cayman Islands exempted company (together with any Person that may become a general partner of CD&R Associates in the future, "Associates Inc.");

         WHEREAS, this Agreement is being entered into pursuant to the Stock Purchase Agreement;

         WHEREAS, the Purchaser has collaborated with the Company in connection with the structuring of the Company Stock Purchase;

         WHEREAS, the Company has entered into a Consulting Agreement, dated as of March 17, 2000, by and between the Company and CD&R (the "Consulting Agreement");

         WHEREAS, the Company or one or more of its Subsidiaries from time to time in the future (a) may offer and sell or cause to be offered and sold equity or debt securities (such offerings, collectively, the "Subsequent Offerings"), including without limitation (i) offerings of Common Stock or other securities and/or options to purchase such Common Stock or other securities to third parties in connection with acquisitions, financings and other corporate transactions, or to employees, directors, managers and consultants of and to the Company, and (ii) offerings of debt securities and (b) may repurchase, redeem or otherwise acquire securities of the Company or one or more of its Subsidiaries of any of the foregoing (any such repurchase or redemption being referred to herein as a "Redemption");

         WHEREAS, the parties hereto recognize that claims might be made against and liabilities incurred by CD&R, the Purchasers or related Persons or Affiliates, under applicable securities laws or otherwise, in connection with the Company Stock Purchase or any Securities Offerings, or relating to other actions or omissions of or by the Company, or relating to the provision by CD&R or related Persons or Affiliates of services to the Company and its Subsidiaries (including serving on the Board of Directors of the Company), and the parties hereto accordingly wish to provide for CD&R, the Purchaser and related Persons and Affiliates to be indemnified in respect of any such claims and liabilities, subject to the terms and conditions hereof; and

         WHEREAS, the parties hereto recognize that claims might be made against and liabilities incurred by directors and officers of the Company or its Subsidiaries in connection with their acting in such capacity, and accordingly wish to provide for such directors and officers to be indemnified to the fullest extent permitted by law in respect of any such claims and liabilities;

         NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, the parties hereto hereby agree as follows:

                  1. Certain Definitions.

         "Affiliate" of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first

Person, and with respect to a natural person shall include any child, stepchild, grandchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

         "Claim" means, with respect to any Indemnitee, any claim against such Indemnitee involving any Obligation with respect to which such Indemnitee may be entitled to be defended and indemnified by the Company under this Agreement.

         "Indemnitee" means each of CD&R, the Purchasers, the CD&R Fund, CD&R Associates, Associates Inc., their respective successors and permitted assigns, and each of their respective directors, officers, partners, members, managers, employees, agents, advisors, representatives and controlling persons (within the meaning of the Securities Act of 1933, as amended (the "Securities Act")).

         "Obligations" means, collectively, any and all claims, obligations, liabilities, causes of action, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, fees, costs and expenses (including, without limitation, interest, penalties and fees and disbursements of attorneys and accountants), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time, provided that the term "Obligations" shall not include losses and damages and related costs and expenses incurred (a) with respect to the subject matter of the Stock Purchase Agreement, (b) with respect to such matters that would be the subject of indemnification pursuant to Section 5 of the Consulting Agreement but for any limitations and qualifications on such indemnification contained in the Consulting Agreement, (c) by any Indemnitee, in its capacity as a shareholder of the Company, upon its disposition of Common Stock, Preferred Stock or Warrants or otherwise resulting solely from and limited to any diminution in value of Common Stock, Preferred Stock or Warrants held by such Indemnitee, (d) by any Indemnitee as a result of any indemnity payment required to be made by such Indemnitee pursuant to Article X of the Stock Purchase Agreement, (e) by any Indemnitee as a result of any untrue statement or alleged untrue statement of a material fact contained in any proxy statement (including, without limitation, the Proxy Statement) registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, insofar as the same result from or are contained in any information furnished in writing to the Company by such Indemnitee and stated to be specifically for use therein or from such Indemnitee's failure to deliver a copy of the registration statement, prospectus or preliminary prospectus or any amendments thereof or supplements thereto, or (f) by any Indemnitee, in its capacity as a shareholder of the Company, arising out of a violation of Section 16(b) of the Securities Exchange Act, as amended (the "Exchange Act").

         "Person" means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or other entity.

         "Related Document" means any agreement, certificate, instrument or other document to which the Company or any Subsidiary may be a party or by which it or any of its properties or assets may be bound or affected from time to time relating in any way to the Company Stock Purchase, any Securities Offering or any debt financing transaction, or any of the transactions contemplated thereby, including without limitation, in each case as the same may be amended, modified, waived or supplemented from time to time, (A) any registration statement (and any prospectus, preliminary or otherwise, related thereto), filed by or on behalf of the Company or any Subsidiary with the Commission in connection with any Securities Offering, including all exhibits, financial statements and schedules appended thereto, and any submissions to the Commission in connection therewith, (B) any private placement or offering memorandum or circular, or other information or materials distributed by or on behalf of the Company or any Subsidiary or any placement agent or underwriter in connection with any Securities Offering or debt financing transaction, (C) any federal, state or foreign securities law or other governmental or regulatory filings or applications made in connection with any Securities Offering, the Company Stock Purchase, or any of the transactions contemplated thereby, (D) any dealer-manager, underwriting, subscription, purchase, stockholders, option or registration rights agreement or plan entered into or adopted by the Company or any Subsidiary in connection with the Company Stock Purchase, any Securities Offering, or any debt financing transaction, and (E) any quarterly, annual or current reports filed by the Company or any Subsidiary with the Commission or any prospectus, proxy statement or transaction statements, including the Proxy Statement, filed by or on behalf of the Company, any Subsidiary or any Indemnitee with the Commission in connection with the Company Stock Purchase or any transaction contemplated thereby, including all exhibits, financial statements and schedules appended thereto, and any submission to the Commission in connection therewith.

            "Securities Offerings" means any Subsequent Offering and any Redemptions.

         2. Indemnification. (a) The Company agrees to indemnify, defend and hold harmless each Indemnitee:

            (i) from and against any and all Obligations, in any way resulting from, arising out of or in connection with, based upon or relating to
         (A) the Securities Act, the Exchange Act, or any other applicable securities or other laws, in connection with the Company Stock Purchase, any Securities Offering, any Related Document or any of the transactions contemplated thereby, (B) any other action or failure to act of the Company or any of its Subsidiaries; whether such action or failure has occurred or is yet to occur, or (C) except to the extent that any such Obligation is found in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or intentional misconduct of any of the Indemnitees, the performance by CD&R of management consulting, monitoring, financial advisory or other services for the Company or any Subsidiary (whether performed prior to the date hereof, hereafter, pursuant to the Consulting Agreement or otherwise); and

                  (ii) to the fullest extent permitted by applicable law, from and against any and all Obligations in any way resulting from, arising out of or in connection with, based upon or relating to (A) the fact that such Indemnitee is or was a shareholder, director or officer of the Company or a Subsidiary or is or was serving at the request of the Company as a director, officer, employee or agent of or advisor or consultant to another corporation, limited liability company, partnership, joint venture, trust or other enterprise, or (B) any breach or alleged breach by such Indemnitee of his or her fiduciary duty as a director or officer of the Company or a Subsidiary.

in each case including but not limited to any and all reasonable fees, costs and expenses (including without limitation reasonable fees and disbursements of attorneys) incurred by or on behalf of any Indemnitee in asserting, exercising or enforcing any of its rights, powers, privileges or remedies in respect of this Agreement or the Consulting Agreement. If any Indemnitee is ineligible for indemnification hereunder by reason of its gross negligence or intentional misconduct none of its Affiliates or Related Persons shall be eligible for indemnification hereunder.

         (b) Without in any way limiting the foregoing Section 2(a), the Company agrees to indemnify, defend and hold harmless each Indemnitee from and against any and all Obligations resulting from, arising out of or in connection with, based upon or relating to liabilities under the Securities Act, the Exchange Act or any other applicable securities or other laws, rules or regulations in connection with (i) the inaccuracy or breach of or default under any representation, warranty, covenant or agreement in any Related Document, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Related Document or (iii) any omission or alleged omission to state in any Related Document a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (c) Notwithstanding the foregoing provisions of this Section 2, the Company shall not be obligated to indemnify any Indemnitee from and against any such Obligation to the extent that such Obligation arises out of or is based upon an untrue statement or omission made in a Related Document in reliance upon and in conformity with written information furnished by any of the Indemnitees to the Company expressly for use in the preparation of such Related Document.

         3. Contribution. (a) Except to the extent that Section 3(b) is applicable, if for any reason the indemnity provided for in Section 2(a) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Company shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of the Company and the Subsidiaries, on the one hand, and the Indemnitees, on the other, in connection with the state of facts giving rise to such Obligation, (ii) if such Obligation results from, arises out of, is based upon or relates to the Company Stock Purchase or any Securities Offering, the relative benefits received by the Company and the Subsidiaries, on the one hand, and the Indemnitees, on the other, from the Company

Stock Purchase or such Securities Offering and (iii) if required by applicable law, any other relevant equitable considerations.

         (a) If for any reason the indemnity specifically provided for in
Section 2(b) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Company shall contribute to the amount paid or payable by the Indemnitees as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of the Company and the Subsidiaries, on the one hand, and the Indemnitees, on the other, in connection with the information contained in or omitted from any Related Document, which inclusion or omission resulted in the inaccuracy or breach of or default under any representation, warranty, covenant or agreement therein, or which information is or is alleged to be untrue, required to be stated therein or necessary to make the statements therein not misleading, (ii) the relative benefits received by the Company and the Subsidiaries, on the one hand, and the Indemnitees, on the other, from the Company Stock Purchase or any Securities Offering and (iii) if required by applicable law, any other relevant equitable considerations.

         (b) For purposes of Section 3(a), the relative fault of the Company and the Subsidiaries, on the one hand, and of the Indemnitees, on the other, shall be determined by reference to, among other things, their respective relative intent, knowledge, access to information and opportunity to correct the state of facts giving rise to such Obligation. For purposes of Section 3(b), the relative fault of the Company and the Subsidiaries on the one hand, and of the Indemnitees, on the other, shall be determined by reference to, among other things, (i) whether the included or omitted information relates to information supplied by the Company or the Subsidiaries on the one hand, or by the Indemnitees, on the other, and (ii) their respective relative intent, knowledge, access to information and opportunity to correct such inaccuracy, breach, default, untrue or alleged untrue statement, or omission or alleged omission. For purposes of Section 3(a) or 3(b), the relative benefits received by the Company and the Subsidiaries, on the one hand, and the Indemnitees, on the other, shall be determined by weighing the direct monetary proceeds to the Company and the Subsidiaries, on the one hand, and the Indemnitees, on the other, from such Securities Offering.

         (c) The parties hereto acknowledge and agree that it would not be just and equitable if contributions pursuant to Section 3(a) or 3(b) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in such respective Section. The Company shall not be liable under Section 3(a) or 3(b), as applicable, for contribution to the amount paid or payable by any Indemnitee except to the extent and under such circumstances as the Company would have been liable to indemnify, defend and hold harmless such Indemnitee under the corresponding Section 2(a) or 2(b) (in either case as interpreted by Section 2(c)), as applicable, if such indemnity were enforceable under applicable law. No Indemnitee shall be entitled to contribution from the Company with respect to any Obligation covered by the indemnity specifically provided for in Section 2(b) in the event that such Indemnitee is finally determined to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such Obligation and the Company is not guilty of such fraudulent misrepresentation.

         4. Indemnification Procedures. (a) Whenever any Indemnitee shall have actual knowledge of the reasonable likelihood of the assertion of a Claim, CD&R (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or such Indemnitee shall notify the Company in writing of the Claim (the "Notice of Claim") with reasonable promptness after such Indemnitee has such knowledge relating to such Claim and has notified CD&R thereof. The Notice of Claim shall specify all material facts known to CD&R (or if given by such Indemnitee, such Indemnitee) that may give rise to such Claim and the monetary amount or an estimate of the monetary amount of the Obligation involved if CD&R (or if given by such Indemnitee, such Indemnitee) has knowledge of such amount or a reasonable basis for making such an estimate. The failure of CD&R or such Indemnitee to give such Notice of Claim shall not relieve the Company of its indemnification obligations under this Agreement except to the extent that such omission results in a failure of actual notice to the Company and the Company is materially injured as a result of the failure to give such Notice of Claim. CD&R or such Indemnitee shall permit the Company (at the expense of the Company) to assume the defense of such Claim with counsel of its own choosing reasonably satisfactory both to CD&R and to any Indemnitee that, in the exercise of such Indemnitee's good faith judgement, reasonably determines that the Claim presents an actual or potential conflict of interest with CD&R. CD&R may participate in such defense with counsel of CD&R's choosing at the expense of the Company. If in the exercise of their good faith judgment any one or more other Indemnitees reasonably determines that the Claim presents an actual or potential conflict of interest with CD&R and the counsel chosen by the Company and approved by CD&R pursuant to the previous sentence is not satisfactory to such Indemnitee or Indemnitees, such Indemnitee or Indemnitees may participate in the defense of the Claim with one counsel for all such Indemnitees, at the choosing of such Indemnitees and at the expense of the Company. In the event that the Company does not undertake the defense of the Claim within a reasonable time after CD&R or another Indemnitee has given the Notice of Claim, or in the event that CD&R shall in good faith determine that it or another Indemnitee has available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Company in respect of such Claim or any litigation relating thereto, CD&R may, at the expense of the Company and after giving notice to the Company of such action, undertake the defense of the Claim and compromise or settle the Claim, all for the account of and at the risk of the Company, provided that if the Indemnitee does so take over and assume control, the Indemnitee shall not settle such claim or litigation without the written consent of the Company, such consent not to be unreasonably withheld. In the defense of any Claim, the Company shall not, except with the consent of CD&R (or, in the case of any entry of any judgment or settlement that is binding on any other Indemnitee, such other Indemnitee), consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief, or that does not include as an unconditional term thereof the giving by the person or persons asserting such Claim to such Indemnitee of a release from all liability with respect to such Claim. In each case, CD&R and each other Indemnitee seeking indemnification hereunder will cooperate with the Company, so long as the Company is conducting the defense of the Claim, in the preparation for and the prosecution of the defense of such Claim, including making available evidence within the control of CD&R or such Indemnitee, as the case may be, and persons needed as witnesses who are employed by CD&R or such Indemnitee, as the case may be, in each case as reasonably needed for such defense and at cost, which cost, to the extent reasonably incurred, shall be paid by the Company.

         (b) The Company hereby agrees to advance reasonable costs and expenses, including reasonable attorney's fees, incurred by CD&R (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or any Indemnitee in defending any Claim in advance of the final disposition of such Claim upon receipt of an undertaking by or on behalf of CD&R or such Indemnitee to repay amounts so advanced if it shall ultimately be determined that CD&R or such Indemnitee is not entitled to be indemnified by the Company under this Agreement or otherwise.

         (c) Each Indemnitee shall promptly notify the Company in writing of the amount of any Claim actually paid by such Indemnitee (the "Notice of Payment"). The amount of any Claim actually paid by an Indemnitee shall bear simple interest at the rate equal to the Chase Manhattan Bank's prime rate as of the date of such payment plus 2% per annum, from the date the Company receives the Notice of Payment to the date on which the Company shall repay the amount of such Claim plus interest thereon to such Indemnitee.

         5. Certain Covenants; Other Indemnitees. The rights of each Indemnitee to be indemnified under any other agreement, document, certificate or instrument or applicable law are independent of and in addition to any rights of such Indemnitee to be indemnified under this Agreement. The rights of each Indemnitee and the obligations of the Company hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee. The Company shall implement and maintain in full force and effect any and all corporate articles or charter and by-law provisions that may be necessary or appropriate to enable them to carry out their obligations hereunder to the fullest extent permitted by applicable corporate law, including without limitation a provision of its articles or certificate of incorporation eliminating liability of a director for breach of fiduciary duty to the fullest extent permitted by applicable corporate law, as it may be amended from time to time.

         6. Third-Party Beneficiaries. All Indemnitees not the signatories to this Agreement are intended third-party beneficiaries of this Agreement.

         7. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

         8. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, with a copy sent by (a), (b), or (c) above, or telegram, as follows:

                  (i)      if to CD&R:

                                    Clayton, Dubilier & Rice, Inc.
                                    375 Park Avenue
                                    New York, NY  10152

                                    Fax:             (212) 407-5252
                                    Telephone:       (212) 407-5200
                                    Attention:


                           with a copy to:

                                    Debevoise & Plimpton
                                    875 Third Avenue
                                    New York, New York  10022

                                    Fax:             (212) 909-6836
                                    Telephone:       (212) 909-6000
                                    Attention:       Franci J. Blassberg, Esq.

                  (ii)     if to the Company:



                                    Fax:
                                    Telephone:
                                    Attention:

                           with a copy to:

                                    Dewey Ballantine, LLP
                                    1301 Avenue of the Americas
                                    New York, New York  10019
                                    Facsimile:  (212) 259-6333
                                    Telephone:  (212) 259-8000
                                    Attention:  Morton A. Pierce, Esq.

                           and with a copy to:

                                    Butzel Long
                                    150 West Jefferson
                                    Suite 900
                                    Detroit, Michigan  48226
                                    Facsimile:  (313) 225-7080
                                    Telephone:  (313) 225-7000
                                    Attention:  Arthur Dudley, Esq.

or, in each case, at such other address as may be specified in writing to the other parties hereto.

         All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

         9. Entire Agreement. Except as contained in Article X of the Stock Purchase Agreement, this Agreement (a) contains the complete and entire understanding and agreement of the parties with respect to the subject matter hereof and (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, in respect of the subject matter hereof.

         10. Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

         11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

         12. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns and to each Indemnitee, provided that no party may assign any of its rights or obligations under this Agreement without the express written consent of the other party hereto. Subject to Section 6, this Agreement is not intended to confer any right or remedy upon any person other than the parties to this Agreement and their respective successors and permitted assigns and each Indemnitee.

         13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS INCLUDING AS TO VALIDITY, INTERPRETATIONS AND EFFECTS BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE STATE OF DELAWARE, SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT, AND HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE

OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HERETO HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES WITH RESPECT TO, AND OVER THE SUBJECT MATTER OF, ANY SUCH DISPUTE AND AGREE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 8, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

         14. Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 14.

         15. Amendment; Waivers. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, supplement, discharge or waiver is sought (and in the case of the Company approved by resolution of the Board of Directors of such Company). Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party or Indemnitee granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto or any Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party hereto or any Indemnitee on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, powers or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights, power or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party or Indemnitee may otherwise have at law or in equity or otherwise.



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


         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                            CDR-COOKIE ACQUISITION, L.L.C.


                                            By:  /s/ Kevin J. Conway
                                                 -------------------------------
                                                 Name:
                                                 Title:



                                            CDR-COOKIE ACQUISITION VI-A, L.L.C.


                                            By:  /s/ Kevin J. Conway
                                                 -------------------------------
                                                 Name:
                                                 Title:



                                            CLAYTON, DUBILIER & RICE, INC.


                                            By:  /s/ Kevin J. Conway
                                                 -------------------------------
                                                 Name:
                                                 Title:



                                            COMPLETE BUSINESS SOLUTIONS, INC.


                                            By:  /s/ Timothy S. Manney
                                                 -------------------------------
                                                 Name: Timothy S. Manney
                                                 Title: Executive Vice President




                                       12